UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  March 27, 2009

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

40 Tower Lane 1st Floor Avon, CT	06001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 678-7537

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

As previously reported on January 16, 2008, U.S. Energy Systems, Inc. (the “Company”) and two of its subsidiaries, U.S. Energy Overseas Investments LLC (“Overseas”) and GBGH, LLC filed voluntary petitions on January 8, 2008, to commence cases under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On January 23, 2009, US Energy Biogas Corp. (“USEB”), a wholly-owned subsidiary of the Company, and eight subsidiaries of USEB filed for chapter 11 bankruptcy protection with the Bankruptcy Court.  The filing subsidiaries of USEB are Biogas Financial Corp., Power Generation (Suffolk), Inc., Resources Generating Systems, Inc., Suffolk Biogas, Inc. USEB Assignee, LLC, ZFC Energy, Inc., ZMG, Inc. and Oceanside Energy, Inc. (collectively, the “Biogas Subsidiaries” and together with USEB, the “USEB Debtors”).

On March 27, 2009, the USEB Debtors completed the sale of the Biogas Assets (as defined below) to certain designees of Silver Point Finance, LLC (the “Purchasers”) pursuant to the terms of the previously disclosed Asset Purchase Agreement dated January 23, 2009 (the “Agreement”).  The Purchasers have acquired, free and clear of all pledges, liens, security interests, encumbrances, claims, options and interests (except as set forth in the Agreement) substantially all of the assets of USEB and the Biogas Subsidiaries. The assets acquired by the Purchasers consist primarily of equity interests in various project subsidiaries of USEB (all such assets and interests referred to herein as the “Biogas Assets”).  Pursuant to the Agreement, the Purchasers acquired the equity ownership interests in all of the underlying operating project entities (other than Oceanside Energy, Inc.) and the operating assets of Oceanside Energy, Inc., thereby acquiring all of the economic value of the Biogas Assets.  The aggregate transaction value to the Company was in excess of $122 million, including the assumption of the outstanding balance of the USEB Indebtedness (as defined in the Agreement) and the assumption and/or release of 100% of the USEO Indebtedness (as defined in the Agreement).  The transaction contemplated by the Agreement was approved by the Bankruptcy Court at a sale hearing conducted on March 13, 2009.

The foregoing is a summary of the Agreement, which summary is qualified in its entirety by the text of the Agreement which is incorporated by reference to the Company’s Current Report on Form 8-K, Exhibit 10.1, filed with the SEC on January 28, 2009.

Any questions pertaining to the Chapter 11 filings should be directed to Peter S. Partee Sr. at Hunton & Williams LLP, counsel for the debtors, phone number (212) 309-1056.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

Date: April 1, 2009	By:	/s/ RICHARD AUGUSTINE
Richard Augustine
Chief Accounting Officer

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